     As filed with the Securities and Exchange Commission on March 22, 1996

     _________________________________________________________________________
     _________________________________________________________________________


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    ______________


                                       FORM 8-K/A

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):   February 5, 1996


                            DUKE REALTY INVESTMENTS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       Indiana                          1-9044                  35-1740409
   (State or other                   (Commission             (I.R.S. Employer
     jurisdiction                     File Number)           Identification No.)
    incorporation)


                          8888 Keystone Crossing, Suite 1200
                                Indianapolis, Indiana               46240
                       (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code:     (317) 574-3531



                                    NOT APPLICABLE
              (Former name or former address changed since last report)

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ITEM 5. OTHER EVENTS

     On February 5, 1996, Duke Realty Investments, Inc. (the "Company") and
     subsidiaries   completed the acquisition of eight suburban office buildings totaling 782,000 gross square feet in Cleveland, Ohio which will be recorded at the purchase price of $76 million. The buildings are 99% leased in the aggregate and are primarily located in a prime submarket on Cleveland's southside that has vacancy rates which are less than 5%.
     The acquisition included the purchase of the operations of an established Cleveland property management and development company that allowed the Company to immediately have a presence in the market. This acquisition positions the Company to immediately pursue additional industrial and suburban office development and acquisition opportunities in Cleveland.

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Duke Realty Investments, Inc.
                                                       (Registrant)

Date:     March 22, 1996                      By:  /s/ Dennis D. Oklak
                                                  -------------------------
                                                   Dennis D. Oklak
                                                   Vice President and Treasurer